Exhibit 5.1

Eversheds Sutherland (US) LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980
March 10, 2025
Nuveen Churchill Direct Lending Corp.
375 Park Avenue, 9th Floor
New York, NY 10152
Ladies and Gentlemen:
We have acted as counsel to Nuveen Churchill Direct Lending Corp., a Maryland corporation (the “Company”), in connection with the preparation and filing of the registration statement on Form N-2 (File No. 333-383950) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement became effective upon its filing on December 20, 2024 pursuant to Rule 462(e) under the Securities Act (such registration statement, including the exhibits and schedules thereto, all documents incorporated or deemed to be incorporated by reference therein, is hereinafter referred to as the “Registration Statement”). The Registration Statement relates to the public offering of securities of the Company that may be offered by the Company from time to time as set forth in the prospectus, dated December 20, 2024, which forms a part of the Registration Statement (together with the information incorporated by reference therein, the “Base Prospectus”), and as may be set forth from time to time in one or more supplements to the Base Prospectus.
This opinion letter is rendered in connection with the issuance and sale, from time to time, of up to $200,000,000 in aggregate offering price of shares of the Company’s common stock, par value $0.01 per share (the “Shares”), as described in the prospectus supplement, dated March 10, 2025, relating to the Shares (the “ATM Prospectus Supplement” and together with the Base Prospectus and including, in each case, any information incorporated by reference therein, the “Prospectus”), filed with the Commission pursuant to Rule 424 under the Securities Act. The Shares are to be sold by the Company pursuant to those certain equity distribution agreements, each dated March 10, 2025, by and among the Company, Churchill DLC Advisor LLC, Churchill Asset Management LLC, and Churchill BDC Administration LLC, on the one hand, and each of Truist Securities, Inc., Citizens JMP Securities, LLC and Keefe, Bruyette & Woods, Inc., on the other hand (collectively, “Distribution Agreements”).
As counsel to the Company, we have participated in the preparation of the Registration Statement and the Prospectus and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following:
(i)the Distribution Agreements;
(ii)the Articles of Amendment and Restatement of the Company and the Articles of Amendment thereto, certified as of a recent date by the Department of Assessments and Taxation of the State of Maryland (“SDAT”);
(iii)the Bylaws of the Company, certified as of the date hereof by an officer of the Company;
(iv)a Certificate of Good Standing with respect to the Company issued by the SDAT dated as of March 10, 2025; and

(v)the resolutions of the board of directors of the Company relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement and the Prospectus, and (b) the authorization, issuance, offer and sale of the
Shares pursuant to the Distribution Agreements and the Prospectus, certified as of the date hereof by an officer of the Company.
With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, (v) that all certificates issued by public officials have been properly issued and that such certificates remain accurate on the date of this letter, and (vi) the accuracy the accuracy and completeness of all corporate records made available to us by the Company.
The opinion set forth below is limited to the effect of the Maryland General Corporation Law, as in effect as of the date hereof, and we express no opinion as to the applicability or effect of any other laws of such jurisdiction or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Shares. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.
On the basis of and subject to the foregoing, and in reliance thereof, and subject to the assumptions, qualifications and limitations set forth in this opinion letter, we are of the opinion that the Shares have been duly authorized and, when issued and delivered against payment thereof in accordance with the terms of the Distribution Agreements, the Shares will be validly issued, fully paid and non-assessable.
The opinion expressed in this opinion letter is (i) strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be inferred and (ii) only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the Company or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.
We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission for incorporation by reference in the Registration Statement and to the reference to our firm in the “Legal Matters” section in the ATM Prospectus Supplement.  We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Eversheds Sutherland (US) LLP
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